UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2025

Apollo Debt Solutions BDC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01424	86-1950548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): 212-515-3200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Warbler Funding Credit Facility

On October 10, 2025 (the “Closing Date”), Warbler Funding LLC (“Warbler Funding”), a Delaware limited liability company and newly formed subsidiary of Apollo Debt Solutions BDC, a Delaware statutory trust (the “Fund”, “us” or “our”), entered into a Loan and Security Agreement (the “Warbler Funding Loan and Security Agreement”), with Warbler Funding, as borrower, the Fund, in its capacity as equityholder, the lenders from time to time parties thereto, Wells Fargo Bank, National Association, as administrative agent, and The Bank of New York Mellon Trust Company, National Association, as collateral agent.

From time to time, the Fund expects to sell and contribute certain investments to Warbler Funding pursuant to a Loan Sale Agreement, dated as of the Closing Date, by and between the Fund and Warbler Funding. No gain or loss will be recognized as a result of the contribution. Proceeds from the Warbler Funding Loan and Security Agreement will be used to finance the origination and acquisition of eligible assets by Warbler Funding, including the purchase of such assets from the Fund. The Fund retains a residual interest in assets contributed to or acquired by Warbler Funding through our ownership of Warbler Funding. The maximum principal amount of the Warbler Funding Loan and Security Agreement as of the Closing Date is $500 million, which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of Warbler Funding’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits. The Warbler Funding Loan and Security Agreement contains an accordion provision that permits an increase to the maximum principal amount up to $650 million.

The Warbler Funding Loan and Security Agreement provides for the ability to draw and redraw revolving loans under the Warbler Funding Loan and Security Agreement for a period of up to three years after the Closing Date unless the commitments are terminated sooner as provided in the Warbler Funding Loan and Security Agreement (the “Warbler Funding Commitment Termination Date”). Unless otherwise terminated, the Warbler Funding Loan and Security Agreement will mature on the date which is five years after the Closing Date (the “Warbler Funding Final Maturity Date”). Prior to the Warbler Funding Commitment Termination Date, proceeds received by Warbler Funding from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Fund, subject to certain conditions. Following the Warbler Funding Commitment Termination Date but prior to the Warbler Funding Final Maturity Date, proceeds received by Warbler Funding from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, as well as principal on outstanding borrowings in accordance with the terms of the Warbler Funding Loan and Security Agreement, and the excess may be returned to the Fund, subject to certain conditions. On the Warbler Funding Final Maturity Date, Warbler Funding must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Fund.

Under the Warbler Funding Loan and Security Agreement, Warbler Funding is permitted to borrow amounts in U.S. dollars or certain other permitted currencies. Amounts drawn under the Warbler Funding Loan and Security Agreement, will bear interest, depending on the currency drawn, at Daily Simple SOFR, Term CORRA, Daily Simple SONIA or EURIBOR (the “Warbler Funding Applicable Reference Rate”), in each case, plus a margin of 1.90%. The Warbler Funding Loan and Security Agreement contains customary covenants, including certain limitations on the activities of Warbler Funding, including limitations on incurrence of incremental indebtedness and customary events of default. The Warbler Funding Loan and Security Agreement is secured by a perfected first priority security interest in the assets of Warbler Funding and on any payments received by Warbler Funding in respect of those assets. Assets pledged to the lenders under the Warbler Funding Loan and Security Agreement will not be available to pay the debts of the Fund.

Borrowings of Warbler Funding are considered our borrowings for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended (the “1940 Act”).

The description above is only a summary of the material provisions of the Warbler Funding Loan and Security Agreement and the Loan Sale Agreement and is qualified in its entirety by reference to the copies of the Warbler Funding Loan and Security Agreement and Loan Sale Agreement which are filed as Exhibits 10.1 and 10.2 to this current report on Form 8-K and are incorporated herein by reference thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Loan and Security Agreement, dated as of October 10, 2025, by and between Warbler Funding LLC, a subsidiary of Apollo Debt Solutions BDC, with Wells Fargo Bank, National Association, as administrative agent.

10.2	Loan Sale Agreement, dated as of October 10, 2025, by and between Warbler Funding LLC and Apollo Debt Solutions BDC.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*

Certain exhibits and/or schedules have been omitted in accordance with Item 601 of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: October 10, 2025	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary